Exhibit 99.1

Travelzoo 590 Madison Avenue 37th Floor New York, NY 10022 Media Contact: Mindy Joyce (212) 521-4218 mjoyce@travelzoo.com

FOR IMMEDIATE RELEASE

Travelzoo Reports First Quarter 2009 Results

NEW YORK, April 27, 2009 -- Travelzoo Inc. (NASDAQ: TZOO):

•	Revenue of $23.4 million, up 12% year-over-year
•	Operating profit of $2.8 million
•	Earnings per share of $0.02, up from loss per share of $(0.07) in the prior-year period
•	Income tax rate of 87%

Travelzoo Inc., a global Internet media company, today announced financial results for the first quarter ended March 31, 2009, with revenue of $23.4 million, an increase of 12% year-over-year. Operating profit was $2.8 million. Net income was $338,000, with diluted earnings per share (EPS) of $0.02, up from diluted loss per share of $(0.07) in the prior-year period.

“Travelzoo reports record revenue. The number of subscribers to our publications grew during the first quarter by 866,000, or 6%, to 15.5 million. This is the fastest quarter-over-quarter growth rate in subscribers that we have seen since 2005,” said Holger Bartel, CEO of Travelzoo. “Our mission remains to provide our subscribers with the highest quality information on outstanding deals in travel and entertainment. Travelzoo’s unique global team of editors and producers researches and tests thousands of deals every day, allowing us to make the strictest selections in the industry to keep our users abreast of truly outstanding deals.”

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North America

North America business segment revenue grew 6% year-over-year and grew 16% quarter-over-quarter to $20.0 million. Operating profit was $5.8 million, or 29.0% of revenue, down from an operating profit of $6.3 million, or 33.1% of revenue, in the prior-year period.

Europe

Europe business segment revenue grew 45% year-over-year to $3.0 million. In local currency terms, revenue grew 100% year-over-year and 35% quarter-over-quarter. Operating loss was $1.3 million, compared to an operating loss of $2.2 million in the prior-year period. Travelzoo began operations in the U.K. in May 2005, in Germany in September 2006, and in France in March 2007. In May 2008, Travelzoo began publishing its Web site and its weekly Top 20® list in Spain, after having operated a sales office in Barcelona since November 2006.

Asia Pacific

Asia Pacific business segment revenue was $388,000, up from $269,000 in the prior quarter and up from $20,000 in the prior-year period. Operating loss was $1.7 million, compared to an operating loss of $1.9 million in the prior quarter and an operating loss of $2.7 million in the prior-year period. Travelzoo began operations in Hong Kong in April 2007, in Japan in September 2007, in China in October 2007, and in Australia and Taiwan in December 2007.

Subscribers

Travelzoo had a total unduplicated number of newsletter subscribers of 15.5 million as of March 31, 2009, up 2.2 million, or 16%, from March 31, 2008, and up 866,000, or 6%, from December 31, 2008. In North America, total unduplicated number of subscribers was 11,744,000 as of March 31, 2009, up 722,000, or 7%, from March 31, 2008 and up 461,000, or 4%, from December 31, 2008. In Europe, total unduplicated number of subscribers was 2,478,000 as of March 31, 2009, up 779,000, or 46%, from March 31, 2008 and up 255,000, or 11%, from December 31, 2008. In Asia Pacific, total unduplicated number of subscribers was 1,258,000 as of March 31, 2009, up 676,000, or 116%, from March 31, 2008 and up 150,000, or 14%, from December 31, 2008.

Income Taxes

Income tax expense was $2.3 million, compared to $2.6 million in the prior-year period. The effective income tax rate was 87%, down from 164% in the prior-year period. Operating losses from the Asia Pacific business segment and the Europe business segment were treated as having no recognizable tax benefit.

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Asset Management

Travelzoo generated $2.1 million of cash from operating activities. Accounts receivable increased $658,000 quarter-over-quarter and increased $1.4 million over the prior-year period to $12.2 million. Accounts payable decreased $444,000 quarter-over-quarter and decreased $1.1 million over the prior-year period to $6.2 million. Capital expenditures were $884,000, up from $842,000 in the prior year period. During the quarter, Travelzoo purchased the fly.com domain name for $1.8 million. Travelzoo exited the first quarter with $15.6 million in cash and cash equivalents.

Conference Call

Travelzoo will host a conference call to discuss first quarter results at 11:00 a.m. ET today. A live Webcast can be accessed through Travelzoo's investor relations Web site at www.travelzoo.com/ir.

About Travelzoo

Travelzoo is a global Internet media company. Travelzoo's media properties, which reach more than 15 million travel enthusiasts in the U.S., Australia, Canada, China, France, Germany, Hong Kong, Japan, Spain, Taiwan and the U.K., include the Travelzoo®Web site (www.travelzoo.com), the Top 20® list, the Newsflash™ e-mail alert service, the Travelzoo Network™, the SuperSearch™ search tool, and the Fly.com™ search engine. Travelzoo publishes offers from more than 1,000 advertisers. Travelzoo's deal experts review offers to find the best travel deals and confirm their true value. Travelzoo’s global headquarters is in New York City.

Certain statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These forward-looking statements may include, but are not limited to, statements about our plans, objectives, expectations, prospects and intentions, markets in which we participate and other statements contained in this press release that are not historical facts. When used in this press release, the words “expect,” “predict,” “project,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “seek” and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including changes in our plans, objectives, expectations, prospects and intentions, and other factors discussed in our filings with the SEC. We cannot guarantee any future levels of activity, performance or achievements. Travelzoo undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release. Travelzoo and Top 20 are registered trademarks of Travelzoo Inc. All other company and product names mentioned are trademarks of their respective owners.

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Travelzoo Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three months ended
	March 31,
	2009	2008

Revenues	$23,368	$20,948
Cost of revenues	1,263	529

Gross profit	22,105	20,419
Operating expenses:
Sales and marketing	12,337	13,394
General and administrative	6,947	5,746

Total operating expenses	19,284	19,140

Income from operations	2,821	1,279
Other income and expense:
Interest income	20	136
Gain (loss) on foreign currency	(203)	152

Income before income taxes	2,638	1,567
Income taxes	2,300	2,573

Net income (loss)	$338	$(1,006)

Basic net income (loss) per share	$0.02	$(0.07)
Diluted net income (loss) per share	$0.02	$(0.07)

Shares used in computing basic net income (loss) per share	16,300	14,250
Shares used in computing diluted net income (loss) per share	16,306	14,250

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Travelzoo Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	March 31,	December 31,
	2009	2008
ASSETS
Cash and cash equivalents	$15,644	$14,179
Accounts receivable, net	12,240	11,582
Deposits	173	226
Prepaid expenses and other current assets	1,232	2,726
Deferred tax assets	1,089	1,089
Total current assets	30,378	29,802

Deposits, less current portion	312	341
Restricted cash	875	875
Property and equipment, net	4,490	4,259
Intangible assets, net	1,714	45
Total assets	$37,769	$35,322

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	6,161	6,605
Accrued expenses	4,875	4,962
Deferred revenue	622	703
Deferred rent	128	125
Income taxes payable	519	–
Total current liabilities	12,305	12,395

Deferred tax liabilities	465	465
Long-term tax liabilities	909	900
Deferred rent, less current portion	734	799

Common stock	164	143
Additional paid-in capital	2,322	185
Accumulated other comprehensive loss	(1,291)	(1,388)
Retained earnings	22,161	21,823
Total stockholders' equity	23,356	20,763

Total liabilities and
stockholders' equity	$37,769	$35,322

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Travelzoo Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three months ended March 31,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$338	$(1,006)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	442	103
Provision for losses on accounts receivable	278	22
Net foreign currency effects	203	–
Changes in operating assets and liabilities:
Accounts receivable	(1,005)	(895)
Deposits	73	147
Prepaid expenses and other current assets	1,468	620
Accounts payable	(112)	2,255
Accrued expenses	(9)	709
Deferred revenue	(74)	265
Deferred rent	(61)	300
Income tax payable	519	1,127
Other non-current liabilities	9	–

Net cash provided by operating activities	2,069	3,647

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(884)	(842)
Purchase of restricted cash	–	(875)
Purchase of intangible assets	(1,760)	–

Net cash used in investing activities	(2,644)	(1,717)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	2,158	–

Net cash provided by financing activities	2,158	–

Effect of exchange rate on cash and cash equivalents	(118)	(126)

Net increase in cash and cash equivalents	1,465	1,804
Cash and cash equivalents at beginning of period	14,179	22,641

Cash and cash equivalents at end of period	15,644	24,445

Supplemental disclosure of cash flow information:
Cash paid for income taxes net of refunds received	$73	$446

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Travelzoo Inc.

Segment Information

(Unaudited)

(In thousands)

Three months ended March 31, 2009	North America	Europe	Asia Pacific	Elimination	Consolidated

Revenue from unaffiliated customers	$20,006	$2,974	$388	$–	$23,368
Intersegment revenue	25	5	–	(30)	–
Total net revenues	20,031	2,979	388	(30)	23,368

Operating income (loss)	$5,815	$(1,276)	$(1,719)	$1	$2,821

Three months ended March 31, 2008	North America	Europe	Asia Pacific	Elimination	Consolidated

Revenue from unaffiliated customers	$18,890	$2,038	$20	$–	$20,948
Intersegment revenue	25	11	–	(36)	–
Total net revenues	18,915	2,049	20	(36)	20,948

Operating income (loss)	$6,264	$(2,241)	$(2,745)	$1	$1,279

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